UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

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DXC Technology Company

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DXC Technology Stockholder Engagement 2021 Annual Meeting

Successfully stabilized the business in FY21, including building a people-first strategy that enables us to deliver excellence by paying for performance Delivered value to our stockholders – stock increased 161% during FY21 Refreshed our management team and our Board of Directors to ensure strong governance, oversight and accountability Enhanced stockholder engagement Substantially increased stockholder feedback via two outreach efforts in FY21; responded to feedback with changes to our programs as well as solid commitments and increased disclosure  Reinforced “pay-for-performance” philosophy – executive compensation program is based on performance metrics aligned to DXC’s transformation journey Introduction

August 2021 Stockholder Engagement 2 Governance and Oversight 3 Responsiveness to Stockholders 1 Transformation Journey – FY21 Performance Achievements Stabilized in FY21 and Building the Foundation in FY22 for Future Growth Agenda 4 Pay-for-Performance – FY21 Executive Compensation

STABILIZATION PHASE Phases of Our Transformation Journey Complete FY21 FOUNDATION PHASE FY22 ACCELERATION PHASE FY23/FY24 Transformation Journey We are here

FY21 Accomplishments People / Culture Attrition Inspired / Engaged Customers Challenged Positive Revenue / Margin Trajectory Declining Improving Marketplace Losing Winning Balance Sheet Highly Leveraged Strengthened Past Today Transformation Journey FY21 Performance

Customers Net Promoter Score (NPS) Revenue Book-to-Bill FY21 Achievements(1) Adjusted Margin(2) People Debt Employee Engagement Transformation Journey FY21 Performance (1) Charts from DXC Investor Day 6/17/21 (2) A reconciliation of GAAP to non-GAAP financial measures can be found in DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021

FY21 Stock Price Performance DXC: 161% CTSH: 84% ACN: 79% S&P: 61% IBM: 27% ATO: 10% Note: Share price 4/1/20 to 3/31/21 Close Transformation Journey FY21 Performance

Focus on Customers Optimize Costs Seize the Market Inspire and Take Care of Our Colleagues Unlock Value and Strengthen Balance Sheet FY21 – Phase 1 of Our Transformation Journey Goals Complete Strategic Alternatives and Pay Down Debt People Engagement Inspire and know what our colleagues are doing Stabilize Revenue Q/Q Margin Expansion Book-to-Bill 1.0+ Healthy mix of renewals and new work Stabilization Phase Transformation Journey FY21 Performance

Governance and Oversight

Board with Diverse and Relevant Experience



Ian Read*^
Chairman of DXC Technology; Executive Chairman of Population Health Investment; former Executive Chairman and CEO of Pfizer; member of Kimberly-Clark Corporation and Viatris boards



Mike Salvino
President and CEO of DXC Technology; former Group Chief Executive of Accenture Operations; former Managing Director, Carrick Capital Partners and Officer of Exult Inc.



Mukesh Aghi
President and CEO of US-India Strategic Partnership Forum; member of Hindustan Media Ventures Ltd. board



Amy Alving
Former CTO of Leidos; member of Fannie Mae and Howmet Aerospace boards



David Barnes*
Former SVP, Chief Information and Global Business Services Officer of UPS; former member of Hertz board



Raul Fernandez*
Vice Chairman and co-owner of Monumental Sports & Entertainment; member of Broadcom and Capitol Investment Corp. V boards



David Herzog
Former CFO of AIG; member of MetLife, AMBAC Financial Group and PCCW Limited boards



ML Krakauer
Former EVP and CIO of Dell Corporation; member of Mercury Systems and Xilinx boards



Dawn Rogers*
Director of Human Capital at American Securities; former EVP and CHRO of Pfizer



Manoj Singh
Former COO for Deloitte Global (Deloitte Touche Tohmatsu Ltd.); member of ReNew Energy Global board; trustee of The Putnam Funds



Akihiko Washington*
Former EVP of Worldwide Human Resources for Warner Bros. Entertainment



Robert Woods
Former SVP and CFO at Sungard Data Systems Inc.

Strong Board with Expertise in:

- Leadership and Management
- Public Company Governance
- Industry
- Audit and Finance
- Enterprise Transformation and Culture Building
- Capital Markets and Treasury
- Technology, Information Security and Cybersecurity

Best Practices Applied in Governance

- Separate chair (independent) and CEO
- 11 of 12 directors are independent, including all committee members
- Board refreshment – 5 new directors since March 2020
- Committee rotation including all new chairs expected after 2021 Annual Meeting
- Diverse backgrounds and perspectives
- Majority of independent directors have served on at least one committee
- Annual Board evaluations with comprehensive questionnaire, external evaluator as needed, and individual director assessments
- Robust stock ownership guidelines
- Policy prohibiting the hedging or pledging of company stock

** Appointed since March 2020*
^ Population Health Investment Co., Inc. is a publicly traded blank check company formed to effect a business combination and has neither engaged in any significant operations nor generated any operating revenue to date
(Source: Quarterly Report on Form 10-Q of Population Health Investment Co., Inc. for the quarter ended March 31, 2021)

9

Governance and Oversight

Audit Committee Engaged in Finance Transformation

Audit Committee Members



David Herzog, Chair
- Former CFO
- Audit Committee Financial Expert
- Independent



David Barnes
- Expert in Technology and Information Security
- Audit Committee Financial Expert
- Independent
- Member since August 2020



Manoj Singh
- Former COO, Deloitte
- Audit Committee Financial Expert
- Independent



Robert Woods
- Former CFO
- Audit Committee Financial Expert
- Independent

New Finance Leadership Team Driving Transformation

Ken Sharp
EVP, CFO
(appointed 11/2020)

Chris Voci
SVP, Chief Accounting Officer, Controller
(appointed 6/2021)

Nate Lavelle
Head of Tax
(appointed 3/2021)

Jamie Musson
Head of SOX
(appointed 1/2021)

Valerie Bosmans
SVP, Chief Audit Executive
(appointed 6/2021)

Audit Committee and Financial Leadership Priorities

Material Weakness Key Points*

- Root cause analysis complete; substantial progress underway
- No restatement of financials – unqualified auditor opinion
- Progress updates provided at each standing Audit Committee meeting, with additional sessions held specifically to review planning and progress
- Confident that remediation will be complete by end of FY22

Remediation and Controls Are Highest Priority

- Finance leaders appointed in last 6 months
- Audit Committee engaged in hiring new team
- New leaders have significant experience remediating material weaknesses
- Accelerated and enhanced remediation efforts

Driving Control Environment Enhancement

- Hired additional control and process experts
- Increased training
- Enhancing key controls and standardizing processes
- Refining financial close process
- Addressing previously disclosed material weakness

DXC TECHNOLOGY

**For additional information on our remediation efforts see pages 151-153 of our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, and page 26 of our Proxy Statement.*

10

Governance and Oversight

Environmental, Social and Governance Highlights

- With a focus on our customers, colleagues and communities, we are committed to sustainable and responsible business practices that contribute to a better world.
- Recent ESG highlights and updates on our continued progress include:

Environmental

✓ 21% reduction in greenhouse gas emissions in FY20, achieving our FY22 target early*
✓ 11% reduction in energy consumption in FY20*
✓ 99% of e-waste recycled; goal of zero e-waste to landfill through promotion of reuse*
✓ Achieved certification to ISO 14001 (Environmental Mgmt.) and 50001 (Energy Mgmt.) Standards in FY20**
✓ 32% of electricity procured from renewable sources*

** Data source: p. 13 of the FY21 Annual Report*

*** Data source: pp. 27 and 28 of Global Reporting Initiative Report*

Social

✓ Developed action plans around employee engagement results
✓ Established Mental Health Matters program
✓ Established Business Network Groups to support the diversity of our people
✓ 94% of our people have completed training programs through DXC University
✓ Partnered with Year Up (a charitable organization providing employment opportunities to disadvantaged youth) to host 77 interns in our inaugural year

Governance

✓ Experienced and engaged Board of Directors and key committees under the leadership of an independent chair
✓ Engaged with stockholders representing approximately 61% of outstanding shares to discuss our transition to the "new DXC", focusing on our customers and colleagues, compensation programs, Board governance and ESG matters
✓ Incorporated feedback into the Board's decision-making process
✓ Continue to review our Board's skillset and diversity to ensure we have the most qualified directors with the appropriate skills and attributes to guide our transformation journey

ESG Reporting Alignment

- Global Reporting Initiative (GRI) reporting since 2017
- Reporting through Sustainability Accounting Standards Board (SASB) in 2021
- CDP respondent since 2018
- Integrating Task Force on Climate-related Financial Disclosures (TCFD) standards into climate reporting in 2021

Recognition

- Achieved a top score of 100 in the 2021 Disability Equality Index
- Named on Newsweek's list of America's Most Responsible Companies 2021 for environmental, social and corporate governance performance
- Awarded EcoVadis 2021 gold medal for outstanding sustainability performance
- Named on 3BL Media's 2021 list of 100 Best Corporate Citizens for outstanding environmental and social performance
- DXC's Mike Salvino ranked among Comparably's 2021 Best CEOs for Diversity

11

Responsiveness to 2020 Say-on-Pay Vote Responsiveness to Stockholders Extensive stockholder feedback showed clearly that the failed 2020 Say-on-Pay vote was primarily driven by the waiver of a performance condition in long-term incentive equity in the separation agreement for our former CEO Direct Response to Specific Stockholder Feedback No waivers of performance conditions on incentive awards have been granted since the departure of former CEO We are making a commitment: No waiver of performance conditions in incentive awards Response to Other Stockholder Feedback Eliminated any type of interim earning and vesting features in performance-based equity awards, which now may only be earned based on performance following the full 3-year period Enhanced disclosure: On performance metrics used in our “pay-for-performance” model On compensation related to named executive officer (NEO) departures, arrivals and transitions On other talent retention and performance-based incentive awards Low Say-on-Pay support in FY20 Increased stockholder engagement via two outreach efforts in FY21: Contacted 29 of DXC’s largest stockholders, representing 61% of outstanding shares Engaged with 16 stockholders, representing 37% of outstanding shares  3 of 4 committee members appointed since 2020 Say-on-Pay vote, including a former public company CHRO A second former CHRO expected to be added in August; one of the new members to serve as committee chair New Compensation Committee consultant appointed in October 2020 New Management Executive Compensation consultant engaged in June 2020 Responsive to Stockholder Feedback Compensation Committee Enhancements

Pay-for-Performance
FY21 Executive Compensation

Alignment on Pay-for-Performance

Our executive compensation program is grounded in a "pay-for-performance" philosophy aimed at aligning our executives to create long-term stockholder value by linking pay to the achievement of our transformation journey

Linking Pay-for-Performance

- Performance metrics aligned with transformation journey Phase 1:
  - ✓ **Stabilize Revenue, Margin Expansion, Employee Engagement, Strategic Alternatives, Stock Price Appreciation**
- Total compensation in our annual program reflects **appropriate mix of fixed to variable and short-term to long-term pay elements**, aligned to long-term stockholder interests
- CEO's FY21 long-term incentive has 80% PSUs and 20% time-vesting RSUs, ensuring a **substantial proportion of equity** and overall compensation is **performance-based**


9%
18%
15%
58%
Base salary
Annual cash incentive
RSUs
PSUs

CEO's annual compensation: 91% variable pay

Commitment to Pay-for-Performance

- All **unvested equity** awards **forfeited** for leaders who left DXC
- **Interim vesting and earnings eliminated** in PSU awards – vesting occurs only at end of 3-year performance period
- **No guaranteed bonus** for new leaders who joined in FY21
- **Performance-oriented** compensation plan – payouts aligned with actual performance
  - – Adjusted EBIT target missed in FY20, resulting in **0% funding** of annual incentive plan in FY20
  - – Performance of FY19-FY21 equity awards resulted in only **25% payout** due to low performance achievement
- **Strategic Alternatives awards** – 100% performance-based awards for closing two asset sales worth $5.5B and discussed with stockholders during outreach
  - – Tied to **critical performance-based transformation objectives** (closing of two asset sales worth $5.5B)
  - – **Retention** – additional years of vesting required after performance condition met
  - – Former CFO's **$4M performance-based cash award** for achievement of Strategic Alternative **$5B sale of business**

FY21 CEO Actual/Realized Pay

- CEO's compensation for FY21 is $21.7M, per below
- CEO's realized/actual pay in FY21 was $8.9M

	FY21 Proxy Statement	FY21 Realized/Actual Pay
Salary	$1,250,000	$1,250,000
Stock Awards	$15,311,312	-
Realized Equity	-	$2,445,229[1]
Non-Equity ICP	$5,000,000	$5,000,000
All Other Compensation	$171,808	$171,808
Total	**$21,733,120**	**$8,867,037**

[1] *Reflects value on the vesting date*

DXC TECHNOLOGY

13

Conclusion

FY21 Performance Achievements

- Successfully completed **stabilization** phase of **transformation journey**
- Executed a **people-first strategy** that enables us to **deliver excellence** for our customers and our colleagues
- **Customer focus in the past 21 months**, moving from having challenged accounts to building a level of customer intimacy
- **Stabilized revenues** on a sequential basis
- **Improved margins** in each of the quarters of FY21
- **Achieved a book-to-bill ratio of over 1.0x** in each quarter
- **Built a firm financial foundation** – strengthened the balance sheet and paid down over **$6.5 billion** in debt

Governance and Oversight

- **New DXC management** team to lead transformation journey
- **Board refresh – 5 new directors** since March 2020, including new **independent chairman**
- Gender-, race-, ethnicity- and/or nationality-diverse Board
- **New committee chairs** expected to be appointed after 2021 Annual Meeting for all committees
- **Audit Committee engagement** in establishing a new finance leadership team with deep expertise in internal controls and remediation
  - Confidence that remediation of material weakness will be completed by end of FY22

ESG progress

- In 2021, DXC is implementing **SASB** and **TCFD** aligned reporting frameworks.

Responsiveness to Stockholders Say-on-Pay

- Conducted **two** stockholder outreach programs in FY21 representing **~61% of outstanding shares**, and met with investors representing ~**37% of outstanding shares** to discuss 2020 Say-on-Pay vote and Strategic Alternative awards
- Compensation Committee **committed to not waiving performance conditions** in incentive awards going forward
- In response to stockholders' request:
  - **Enhanced proxy disclosure** of performance metrics, performance-based incentive awards, NEO departures, arrivals or transition compensation
  - **Eliminated interim earning and vesting** features in performance-based FY21 equity awards

FY21 Pay-for-Performance

- Incentive compensation performance metrics aligned to **DXC's transformation journey**
- Aligned **executives' long-term financial interests with stockholders** using a stock appreciation metric in long-term performance awards
  - 80% of CEO's annual award in PSUs
- **PSUs vest** only at the **end of 3-year performance period**
- Majority of **NEO pay won't be realized until 2023**, following the first 3-year performance period
- All unvested equity awards forfeited for all departing executives – **no more performance waivers**
- Performance-oriented compensation with **pay tied to actual performance**

DXC TECHNOLOGY

14

Refreshed Board membership – we added a diverse group of 5 new directors with critical skills since March 2020, an independent Board chair, and planned rotation of new chairs for all Board committees We engaged in extensive stockholder outreach and took decisive actions that are fully responsive to investor concerns We link pay to performance through a program that supports our transformation journey and incentivizes executives to create value by linking the long-term financial interests of our executives with our stockholders We Ask for Your Support We request your support for the following proposals: FOR the election of directors FOR the advisory vote on executive compensation (Say-on-Pay) FOR the ratification of DXC’s independent registered public accounting firm for FY22

All statements in this presentation that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that any goal, plan or result set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. For a written description of these factors, see the section titled “Risk Factors” in DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, and any updating information in subsequent SEC filings. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events except as required by law. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Additional Information and Where to Find It